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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ambac Assurance Corporation:


     We consent to the incorporation by reference in the registration statement (No. 333-62019) of South Jersey Gas Company (the "Registrant"), and the Pricing Supplement of the Registrant (the "Pricing Supplement"), via the Form 8-K of the Registrant dated June 30, 2000, of our report dated January 21, 2000 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, which report appears in the Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 30, 2000 and to the reference to our firm under the heading "Experts" in the Pricing Supplement.


                                     /s/  KPMG LLP


New York, New York
June 30, 2000